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                                                                      EXHIBIT 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Agree Realty Corporation
Farmington Hills, Michigan


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-21293) of Agree Realty Corporation of our report dated February 13, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedule, which appears in this Form 10-K.



BDO Seidman, LLP
Troy, Michigan
March 10, 2004